EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-61151) pertaining to the 1998 Stock Option Plan of EMCON of our report dated February 23, 1999, with respect to the consolidated financial statements and schedules of EMCON included in its Annual Report (Form 10-K) for the year ended December 31, 1998.



San Francisco, California
March 24, 1999





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